UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2018

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On April 16, 2018, the Board of Directors (the “Board”) of Sorrento Therapeutics, Inc. (the “Company”) adopted an amendment to its Restated Certificate of Incorporation (the “Restated Certificate”), consistent with Section 141(k) of the General Corporation Law of the State of Delaware, to provide that any director, or the entire board of directors, of the Company may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Company then entitled to vote at an election of directors, voting together as a single class (the “Amendment”).

Currently, Article SIXTH, Section D of the Restated Certificate provides that any director, or the entire board of directors, of the Company may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty-seven percent (67%) of the voting power of all of the then-outstanding shares of capital stock of the Company then entitled to vote at an election of directors, voting together as a single class.

The Board resolved to recommend that the Amendment be presented for approval by the Company’s stockholders at the Company’s 2018 annual meeting of stockholders. The Board further resolved that, until such time as the Amendment is approved by the Company’s stockholders, the Company will not enforce the director removal provision of the Restated Certificate to the extent it purports to limit removal of directors by stockholders only for cause or only by a supermajority of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: April 18, 2018	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chairman of the Board, President and Chief Executive Officer